Exhibit 10.3

THIRD SUPPLEMENTAL INDENTURE
THIRD SUPPLEMENTAL INDENTURE (this "Third Supplemental Indenture"), dated as of April 7, 2014, by and among CPI International, Inc., a Delaware corporation (the "Issuer"), CPI Locus Microwave, Inc., a Delaware corporation, and CPI Radant Technologies Division Inc., a Massachusetts corporation (collectively, the “New Guaranteeing Subsidiaries”), and The Bank of New York Mellon Trust Company, N.A., a national banking association organized and existing under the laws of the United States of America, as trustee under the Indenture referenced below (the "Trustee").
W I T N E S S E T H
WHEREAS, the Issuer and CPI International Holding Corp., a Delaware corporation ("Parent"), have heretofore executed and delivered to the Trustee an indenture (as supplemented to the date hereof, the "Indenture"), dated as of February 11, 2011, providing for the issuance of an aggregate principal amount of $215,000,000 of 8.00% Senior Notes due 2018 (the "Notes"); and
WHEREAS, each of the New Guaranteeing Subsidiaries desires to enter into this Third Supplemental Indenture pursuant to which such New Guaranteeing Subsidiary, jointly and severally with all Guarantors named in the Indenture (which for the avoidance of doubt shall include the guaranteeing subsidiaries party to the supplemental indentures thereto), agrees to unconditionally guarantee all of the Issuer's obligations under the Notes and the Indenture (the “Guarantee”).
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.Agreement to Guarantee. The New Guaranteeing Subsidiaries hereby, jointly and severally with all other Guarantors, unconditionally guarantee the Issuer's obligations under the Notes on the terms and subject to the conditions set forth in Article 11 of the Indenture and agree to be bound by all other applicable provisions of the Indenture. From and after the date of this Third Supplemental Indenture, each New Guaranteeing Subsidiary shall be a "Guarantor" for all purposes of the Indenture.

3.Effectiveness. This Third Supplemental Indenture shall be effective upon execution by the parties hereto.

4.Governing Law. This Third Supplemental Indenture and the guarantee provided in Section 2 hereof will be governed by and construed in accordance with the laws of the State of New York.

5.Counterparts. The parties may sign any number of copies or counterparts of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

6.Effect of Headings. The headings of the Sections of this Third Supplemental Indenture have been inserted for convenience only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

7.Trustee Disclaimer. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein are deemed to be those of the Issuer and the New Guaranteeing Subsidiaries and not of the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

CPI LOCUS MICROWAVE, INC., as Guarantor

By:     /s/ JOEL A. LITTMAN
Name:    Joel A. Littman
Title:    Secretary and Treasurer

CPI RADANT TECHNOLOGIES DIVISION INC., as Guarantor

By:     /s/ JOEL A. LITTMAN
Name:    Joel A. Littman
Title:    Secretary

CPI INTERNATIONAL, INC., as Issuer

By:	/s/ JOEL A. LITTMAN
Name:    Joel A. Littman
Title:    Chief Financial Officer,
Treasurer and Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:    /s/ MICHAEL COUNTRYMAN
Name:    Michel Countryman
Title:    Vice President